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                                                                   EXHIBIT 10.30


                    EXECUTIVE SEVERANCE PROTECTION AGREEMENT
                                (THE "AGREEMENT")

         WHEREAS, the Santa Fe International Corporation (the "Company") recognizes that it is essential and in the best interests of the Company and its stockholders to retain the services of the Company's executive employees, to restrict them from competing against the Company and to insure their continued dedication and efforts in the event of a threat of a Change in Control of the Company without undue concern for their personal financial and employment security upon a Change in Control; and

         WHEREAS, the Company adopted the Santa Fe International Corporation Employee Severance Protection Plan (the "Plan") effective May 2, 1997 and desires to provide additional benefits to certain of its executive employees who are offered and accept this Agreement.

         NOW, THEREFORE, in order to fulfill the above purposes, and in consideration of continued employment by the undersigned executive employee (the "Executive Employee") and the promises, covenants, restraints and undertakings contained herein, the severance protection benefits of the Plan shall by this Agreement be supplemented in respect of Executive Employee with effect from and after the 18th day of October 1999 (the "Effective Date") in the manner specified hereinbelow.

1. The provisions of this Agreement are supplemental to the provisions of the Plan and, in the event of a conflict, the provisions of this Agreement shall govern. By this reference, the Plan is specifically incorporated herein and the defined terms and





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     definitions of said Plan are incorporated herein mutatis mutandis. For the avoidance of doubt, Executive Employee shall be considered to be a Key Employee under the Plan and shall otherwise be subject to the benefits, terms and conditions provided herein.

2. Notwithstanding anything to the contrary contained in Section 2.13(iii) of the Plan, "Good Reason" for purposes of this Agreement or the Plan shall not be established by reason of any transfer or proposed transfer of Executive Employee to an Area or Regional office of the Company existing on the Effective Date or to a new location of the administrative head office of the Company (or of any successor entity) following a Change in Control.

3. In lieu of the provisions of Section 2.18 of the Plan, Executive Employee's Protection Pay severance allowance shall be three times Base Salary.

4. Executive Employee's Severance Benefit under Section 4.2(a) of the Plan shall be an amount equal to the Protection Pay and three times the Bonus Amount.

5. Section 4.2(b) of the Plan is modified to provide that the welfare benefits specified therein shall be continued for Executive Employee for a period of thirty-six (36) months subsequent to the Executive Employee Participant's termination of employment.

6.   In addition to the Severance Benefit specified under Section 4.2 of the
     Plan:

     (a) Upon termination of employment as provided in Section 4.2 of the Plan the benefits accorded to Executive Employee under his or her applicable Company pension plan shall be augmented by adding (i) three
          (3) years of


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          service and (ii) three (3) years of age. In the event and to the extent such payments cannot be paid under the pension plan due to limitations under Section 401 et. seq. of the Internal Revenue Code, payment shall be made on an unfunded basis by the Company.

     (b) The terminated Executive Employee shall be entitled to an executive outplacement service furnished at the expense of Company in an amount not to exceed $30,000.

7. In lieu of the provisions of Section 6 of the Plan, the following provisions shall be applicable in respect of Executive Employee:

               "(a) Gross-Up Payment. Notwithstanding the terms of the Plan or any other plan, program or arrangement of the Company (including without limitation Section 10.8 of the Annual Incentive Compensation Plan, Section 6.9 of the 1997 Long Term Incentive Plan and Section
          4.12 of the Supplemental Executive Retirement Plan), which terms shall be inapplicable and are superseded by this Subsection, in the event that any payment or distribution by Company to or for benefit of Executive Employee (whether payable pursuant to the terms of the Plan or other plans, programs or arrangements, but determined without regard to any additional payments required under this Subsection) (the "Payment") is determined to be subject to the excise tax imposed by
          Section 4999 of the Internal Revenue Code, or any interest or penalties are incurred by Executive Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Company shall pay to Executive Employee an additional payment (the "Gross-Up Payment"). The Gross-Up Payment shall equal an amount such that, after payment by Executive Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any federal, state or local income taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, Executive Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.


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               "(b) Determination by Accountant. All determinations required to be made under this Subsection and Subsection (a) above, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the independent public accounting firm retained by the Company immediately prior to the change in control (the "Accounting Firm"), which shall provide detailed supporting calculations both to Company and Executive Employee within 15 business days of the receipt of request from Executive Employee or Company. All fees and expenses of the Accounting Firm shall be borne solely by Company. Any Gross-Up Payment, as determined pursuant to this Subsection, shall be paid by Company to Executive Employee within five days of the receipt of the Accounting Firm's determination. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by Company should have been made ("Underpayment") consistent with the calculations required to be made hereunder. In the event Executive Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by Company to or for the benefit of Executive Employee."

8. In consideration of the severance protection benefits specified herein, Executive Employee agrees:

     (a) In the event Executive Employee voluntary terminates employment with the Company (other than a termination for Good Reason, as defined in the Plan and modified pursuant to Clause 2 of this Agreement, or retirement at age 62 or older), for a period of one year after the termination (i) Executive Employee will not, directly or indirectly, compete against the Company or in any manner be employed by any individual or entity that is in competition with the Company in the contract drilling industry and (ii) Executive Employee







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          will not induce or solicit, directly or indirectly, any employee of the Company to terminate such employee's employment with the Company;

     (b) During the course of employment with the Company and at all times thereafter, Executive Employee shall not disclose to others or use, whether directly or indirectly, any Confidential Information. "Confidential Information" shall mean the information about the Company that was learned by Executive Employee in the course of performing his or her duties with the Company, including, without limitation, any proprietary knowledge, trade secrets, data, information and customer lists unless such disclosure is required by law or authorized by the Company; and

     (c) During the course of employment with the Company and at all times thereafter, Executive Employee shall not disclose to others or use, whether directly or indirectly, any information regarding this Agreement or the benefits provided herein unless such disclosure is required by law or authorized by the Company.

9. This Agreement shall continue in effect until such time as the Plan is terminated pursuant to Section 8 thereof. In the event of any amendment to the Plan subsequent to the Effective Date, said amendment only shall be effective in respect of this Agreement if and to the extent that it has the effect of increasing the benefits due to Executive Employee. This Agreement may only be amended by written instrument executed by both of the parties hereto.




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         IN WITNESS WHEREOF, the undersigned parties have executed this
Agreement as of the Effective Date.

                                       Executive Employee


                                       -----------------------------------------

                                       Name:
                                            ------------------------------------




                                       Santa Fe International Corporation
                                       (the "Company")


                                       By: /s/ C. Stedman Garber, Jr.
                                          --------------------------------------
                                          C. Stedman Garber, Jr.
                                          President and Chief Executive Officer


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                                                                  EXHIBIT 1

Executives Signing Executive Severance Protection Agreement

1.    C. Stedman Garber, Jr.
2.    Roger B. Hunt
3.    Seals M. McCarty
4.    Tom L. Seeliger
5.    Ali Awad
6.    John G. Bergeland
7.    James A. Blue
8.    Joe E. Boyd
9.    Richard J. Hoffman
10.   Cary A. Moomjian
11.   James E. Oliver
12.   Charles N. Springett
13.   Roger DeFreitas
14.   Steven J. Gangelhoff